Exhibit 99.1

TREAN INSURANCE GROUP REPORTS THIRD QUARTER 2020 RESULTS

- 23% Year-over-Year Growth in Gross Written Premiums to $132.3 Million -

- Net Income of $69.3 Million, Diluted Earnings per Share of $1.41 -

- Adjusted Net Income of $10.5 Million, Adjusted Diluted Earnings per Share of $0.21 -

- Significant Year-over-Year Improvement in Loss and Combined Ratios -

Wayzata, MN, November 12, 2020 – Trean Insurance Group, Inc. (Nasdaq: TIG) (“Trean” or the “Company”), a leading provider of products and services to the specialty insurance market, today reported results for the third quarter ended September 30, 2020.

Trean completed its initial public offering (“IPO”) in July 2020 and the results detailed below reflect gains and expenses related to the IPO and the Company’s public company readiness efforts.

Third Quarter 2020 Highlights and Subsequent Events

•	Gross written premiums increased 23.0% to $132.3 million, compared to $107.5 million in the third quarter of 2019

•	Loss ratio of 55.9%, a 720 basis point improvement compared to 63.1% in the third quarter of 2019

•	Expense ratio of 25.1%, a 90 basis point improvement compared to 26.0% in the third quarter of 2019

•	Combined ratio of 81.0%, an 810 basis point improvement versus 89.1% in the prior-year period

•

Net income was $69.3 million and diluted earnings per share were $1.41, primarily driven by a one-time $69.8 million gain on revaluation of the Company’s Compstar Holding Company LLC (“Compstar”) investment, and partially offset by $11.7 million in certain IPO-related bonuses, expenses and contract buyout fee

•	Adjusted net income(1) (excluding the aforementioned IPO-related events), was $10.5 million, and adjusted diluted earnings per share were $0.21

•	Return on equity of 102.5%; Adjusted return on equity(1) (excluding the aforementioned IPO-related events) of 15.5%; Adjusted return on tangible equity was 25.9%(1)

•	Subsequent to quarter end, completed acquisition of 7710 Insurance Company and its associated program manager and agency

(1)	Adjusted net income, adjusted return on equity, adjusted return on tangible equity and underwriting income are non-GAAP financial measures. See discussion of “Key Metrics” below.

“Our proven business model and operating strategy produced an outstanding third quarter performance despite the ongoing challenging environment,” stated Andrew M. O’Brien, President and Chief Executive Officer of Trean. “We produced double-digit growth in gross written premiums, in large part due to the onboarding of new program partners that are already providing valuable contributions. Furthermore, our prudent underwriting approach and ability to quickly and fairly resolve claims led to a strong quarter of profitability. As we begin looking into 2021, we are excited about the multiple opportunities present in workers compensation and other lines. We will also continue to invest thoughtfully in our business to support our program partners and to promote sustainable long-term growth.”

Underwriting Results

Gross written premiums increased 23.0% to $132.3 million for the third quarter of 2020, compared to $107.5 million for the third quarter of 2019, primarily attributable to the addition of new program partners brought on board during the second and third quarters of 2020. Net earned premiums of $27.9 million grew 25.7% compared to the prior year’s third quarter, driven by the increase in gross written and gross earned premiums, partially offset by an increase in ceded earned premiums compared to the prior-year period.

Underwriting income(1) was $5.3 million, resulting in a combined ratio of 81.0% for the third quarter of 2020, compared to underwriting income of $2.4 million and a combined ratio of 89.1% for the prior-year period. Losses and loss adjustment expenses for the third quarter of 2020 were $15.6 million, which resulted in a 55.9% loss ratio, a 720 basis point improvement compared to 63.1% in the prior-year period. The improvement in the loss ratio during the third quarter was primarily attributable to the increase in net earned premiums during the period, offset by a decrease in favorable loss reserve estimate true-ups made during the third quarter of 2020 versus the third quarter of 2019.

General and administrative expenses were $7.0 million for the third quarter of 2020, compared to $5.8 million for the prior-year period. The Company’s expense ratio was 25.1% for the third quarter of 2020, a 90 basis point improvement compared to 26.0% for the prior-year period, primarily attributable to an increase in net earned premiums, partially offset by a rise in net agent commissions resulting from the increase in written premiums, higher salaries and benefits resulting from an expanded workforce and an increase in professional service expenses.

The third quarters of 2020 and 2019 included certain gains and expenses related to the IPO transaction and other consulting expenses, and management fee expenses including cash bonuses paid to unitholders and employees. Adjusted net income(1), which excludes those items, for the third quarter of 2020 was $10.5 million, a 61.8% increase compared to net income of $6.5 million for the prior-year period. Adjusted diluted earnings per share for the third quarter of 2020 were $0.21.

Investment Results

Net investment income was $1.9 million for the third quarter of 2020, compared to $1.7 million for the prior-year period. Cash and invested assets consist primarily of fixed maturities, equity securities and cash equivalents. The majority of the Company’s investment portfolio at September 30, 2020 was comprised of fixed maturity securities that were classified as available-for-sale of $375.3 million. Also included in investments at September 30, 2020 were $3.7 million of equity securities and $165.3 million of cash and cash equivalents. The Company’s investment portfolio had an average rating of “AA” at both September 30, 2020 and September 30, 2019.

Other

Other revenue increased $2.8 million, or 110.9%, to $5.4 million for the third quarter of 2020, compared to $2.6 million for the prior-year period, largely driven by an increase in brokerage fees earned due to the timing of effective dates of reinsurance contracts for current and new programs and increases in estimated premiums on reinsurance contracts.

Equity earnings in affiliates, net of tax were $0.4 million for the third quarter of 2020, compared to $1.0 million for the third quarter of 2019. The decrease primarily resulted from the Company acquiring the remaining 55% interest in Compstar in July 2020; following the acquisition, the Company now owns 100% of Compstar.

Shareholders’ Equity and Returns

Total shareholders’ equity was $401.8 million at September 30, 2020, compared to $141.6 million at December 31, 2019. Return on equity was 102.5% for the third quarter of 2020, compared to 18.0% for the prior-year period, and adjusted return on equity(1) was 15.5% for the third quarter of 2020, compared to 20.2% for the prior-year period. The change in return on equity reflected a significant increase in the Company’s shareholders’ equity, primarily resulting from the increases in additional paid-in capital related to the IPO and retained earnings since December 2019. Return on tangible equity was 171.2% for the third quarter of 2020, compared to 18.5% for the prior-year period and adjusted return on tangible equity was 25.9% for the third quarter of 2020, compared to 20.7% for the prior-year period.

Webcast and Conference Call

A webcast and conference call to discuss the Company’s results will be held today beginning at 5:00 p.m. (Eastern Time). The audio webcast is accessible through the investor relations section of the Company’s website at https://investors.trean.com.

The dial-in number for the conference call is (877) 407-3982 (toll-free) or (201) 493-6780 (international), conference ID# 13711785. Any person interested in listening to the call should dial in or access the website at least 10 minutes before the call.

A replay of the call will be available at https://investors.trean.com for one year following the call.

Key Metrics

The Company discusses certain key financial and operating metrics, described below, which provide useful information about its business and the operational factors underlying its financial performance.

Underwriting income is a non-GAAP financial measure defined as income before taxes excluding net investment income, investment revaluation gains, net realized capital gains or losses, IPO-related expenses, intangible asset amortization, noncash share-based compensation, other revenue, interest expense and other income. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of underwriting income to income before taxes in accordance with GAAP.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of various unusual events, including the consummation of the reorganization transactions in connection with our IPO, noncash intangible asset amortization and share-based compensation, or gains or losses that the Company does not believe reflect its core operating performance, which items may have a disproportionate effect in a given period, affecting comparability of the Company’s results. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted net income to net income in accordance with GAAP.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of general and administrative expenses to net earned premiums.

Combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending shareholders’ equity during the period.

Adjusted return on equity is a non-GAAP financial measured defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending shareholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted return on equity to return on equity in accordance with GAAP.

Tangible shareholders’ equity is defined as shareholders’ equity less goodwill and other intangible assets.

Return on tangible equity is a non-GAAP financial measure defined as net income expressed on an annualized basis as a percentage of average beginning and ending tangible shareholders’ equity during the period.

Adjusted return on tangible equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending tangible shareholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted return on tangible equity to return on equity in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not historical or current facts. These statements may discuss the Company’s net income, cash flow, financial condition, impairments, expenditures, growth, strategies, plans, achievements, capital structure, organizational structure, market opportunities and general market and industry conditions. Such forward-looking statements can be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “believe,” “seek,” “outlook,” “future,” “will,” “would,” “should,” “could,” “may,” “can have,” “likely” and similar terms. Forward-looking statements are based on management’s current expectations and assumptions about future events. These statements are only predictions and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements if the underlying assumptions prove to be incorrect or as a result of risks, uncertainties, and other factors, including the impact of the COVID-19 pandemic on the business and operations of the Company, our program partners and other business relations. Other factors that may cause such differences include the risks described in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. These forward-looking statements speak only as of the date on which they are made. Except as required by applicable securities laws, the Company disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, changes in assumptions or otherwise. Investors are cautioned not to place undue reliance on the forward-looking statements contained in this press release or in other filings and public statements of the Company.

About Trean Insurance Group, Inc.

Trean Insurance Group, Inc. (Nasdaq: TIG) provides products and services to the specialty insurance market. Trean underwrites specialty casualty insurance products both through its program partners and its own managing general agencies. Trean also provides its program partners with a variety of services including issuing carrier services, claims administration and reinsurance brokerage. Trean is licensed to write business across 49 states and the District of Columbia. For more information, please visit www.trean.com.

Contacts

Investor Relations

investor.relations@trean.com

(952) 974-2260

Trean Insurance Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except for percentages)

(unaudited)

	Three Months Ended September 30,			Percentage	Nine Months Ended September 30,			Percentage
	2020	2019	Change	Change	2020	2019	Change	Change
Revenues
Gross written premiums	$132,284	$107,534	24,750	23.0%	$349,755	$313,488	36,267	11.6%
Increase in gross unearned premiums	(22,963)	(5,612)	(17,351)	309.2%	(39,601)	(18,099)	(21,502)	118.8%

Gross earned premiums	109,321	101,922	7,399	7.3%	310,154	295,389	14,765	5.0%
Ceded earned premiums	(81,465)	(79,761)	(1,704)	2.1%	(238,460)	(230,227)	(8,233)	3.6%

Net earned premiums	27,856	22,161	5,695	25.7%	71,694	65,162	6,532	10.0%
Net investment income	1,857	1,721	136	7.9%	6,653	4,578	2,075	45.3%
Gain on revaluation of Compstar investment	69,846	—	69,846	100.0%	69,846	—	69,846	100.0%
Net realized capital gains (losses)	115	(34)	149	(438.2)%	3,345	689	2,656	385.5%
Other revenue	5,401	2,561	2,840	110.9%	11,323	8,049	3,274	40.7%

Total revenue	105,075	26,409	78,666	297.9%	162,861	78,478	84,383	107.5%
Expenses
Losses and loss adjustment expenses	15,564	13,976	1,588	11.4%	40,681	38,446	2,235	5.8%
General and administrative expenses	6,995	5,756	1,239	21.5%	23,437	15,894	7,543	47.5%
IPO bonuses and contract buyout fee	11,054	—	11,054	100.0%	11,054	—	11,054	100.0%
Intangible asset amortization	1,120	11	1,109	10,081.8%	1,154	35	1,119	3,197.1%
Noncash share-based compensation	307	—	307	100.0%	307	—	307	100.0%
Interest expense	520	498	22	4.4%	1,482	1,683	(201)	(11.9)%

Total expenses	35,560	20,241	15,319	75.7%	78,115	56,058	22,057	39.3%
Other income (expense)	209	(8)	217	(2,712.5)%	263	118	145	122.9%

Income before taxes	69,724	6,160	63,564	1,031.9%	85,009	22,538	62,471	277.2%
Provision for income taxes	788	1,395	(607)	(43.5)%	4,679	4,404	275	6.2%
Equity earnings in affiliates, net of tax	401	1,021	(620)	(60.7)%	2,333	2,494	(161)	(6.5)%

Net income	$69,337	$5,786	63,551	1,098.4%	$82,663	$20,628	62,035	300.7%

Earnings per share:
Basic	$1.41	$0.15			$2.00	$0.55
Diluted	$1.41	$0.15			$2.00	$0.55
Weighted average shares outstanding
Basic	49,054,441	37,386,394			41,304,132	37,386,394
Diluted	49,056,001	37,386,394			41,304,652	37,386,394

Key Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2020	2019	2020	2019
Underwriting income (1)	$5,297	$2,429	$7,576	$10,822
Adjusted net income (1)	$10,477	$6,474	$21,600	$21,797
Loss ratio	55.9%	63.1%	56.7%	59.0%
Expense ratio	25.1%	26.0%	32.7%	24.4%
Combined ratio	81.0%	89.1%	89.4%	83.4%
Return on equity	102.5%	18.0%	40.6%	23.4%
Adjusted return on equity (1)	15.5%	20.2%	10.6%	24.7%
Return on tangible equity (1)	171.2%	18.5%	67.3%	24.0%
Adjusted return on tangible equity (1)	25.9%	20.7%	17.6%	25.3%

(1)

Adjusted net income, adjusted return on equity, return on tangible equity, adjusted return on tangible equity and underwriting income are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” below for a reconciliation to the applicable GAAP measure.

Trean Insurance Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Fixed maturities, available for sale	$375,286	$337,865
Preferred stock, available for sale	240	343
Common stock, available for sale	3,458	492
Equity method investments	232	12,173

Total investments	379,216	350,873

Cash and cash equivalents	165,255	74,268
Restricted cash	21,175	1,800
Accrued investment income	2,418	2,468
Premiums and other receivables	99,635	62,460
Income taxes refundable	797	—
Related party receivables	33	22,221
Reinsurance recoverable	350,425	307,338
Prepaid reinsurance premiums	103,929	80,088
Deferred policy acquisition cost, net	3,777	2,115
Property and equipment, net	8,439	7,937
Right of use asset	6,558	—
Deferred tax asset	—	1,367
Goodwill	139,575	2,822
Intangible assets, net	73,436	—
Other assets	9,721	3,277

Total assets	$1,364,389	$919,034

Liabilities
Unpaid loss and loss adjustment expenses	$465,502	$406,716
Unearned premiums	143,390	103,789
Funds held under reinsurance agreements	160,614	163,445
Reinsurance premiums payable	59,756	53,620
Accounts payable and accrued expenses	73,865	14,995
Lease liability	7,054	—
Income taxes payable	—	714
Deferred tax liability	12,597	—
Long-term debt	39,858	29,040

Total liabilities	962,636	772,319

Redeemable preferred stock	—	5,100
Shareholders’ Equity
Common stock	511	—
Members’ equity	—	78,438
Additional paid-in capital	287,234	17,995
Retained earnings	104,853	40,361
Accumulated other comprehensive loss	9,155	4,821

Total shareholders’ equity	401,753	141,615

Total liabilities and shareholders’ equity	$1,364,389	$913,934

Reconciliation of Non-GAAP Financial Measures

Underwriting income

The Company defines underwriting income as income before taxes excluding net investment income, investment revaluation gains, net realized capital gains or losses, IPO-related expenses, intangible asset amortization, noncash share-based compensation, other revenue, interest expense and other income. Underwriting income represents the pre-tax profitability of the Company’s underwriting operations and allows management to evaluate the Company’s underwriting performance without regard to investment income, IPO-related expenses, intangible asset amortization, noncash share-based compensation, interest expense and other revenue and income. The Company uses this metric because the Company believes it gives management and other users of the Company’s financial information useful insight into the Company’s underwriting business performance by adjusting for these expenses and sources of income. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.

	Three Months Ended September 30,		Percentage Change	Nine Months Ended September 30,		Percentage Change
(in thousands, except percentages)	2020	2019		2020	2019
Net income	$69,337	$5,786	1,098.0%	$82,663	$20,628	300.7%
Income tax expense	788	1,395	(43.5)%	4,679	4,404	6.2%
Equity earnings in affiliates, net of tax	(401)	(1,021)	(60.7)%	(2,333)	(2,494)	(6.5)%

Income before taxes	69,724	6,160	1,031.9%	85,009	22,538	277.2%
Other revenue	(5,401)	(2,561)	110.9%	(11,323)	(8,049)	40.7%
Net investment income	(1,857)	(1,721)	7.9%	(6,653)	(4,578)	45.3%
Gain on revaluation of Compstar investment	(69,846)	—	100.0%	(69,846)	—	100.0%
Net realized capital gains (losses)	(115)	34	(438.2)%	(3,345)	(689)	385.5%
Interest expense	520	498	4.4%	1,482	1,683	(11.9)%
IPO bonuses and contract buyout fee	11,054	—	100.0%	11,054	—	100.0%
Intangible asset amortization	1,120	11	10,081.8%	1,154	35	3,197.1%
Noncash share-based compensation	307	—	100.0%	307	—	100.0%
Other income (expense)	(209)	8	(2,712.5)%	(263)	(118)	122.9%

Underwriting income	$5,297	$2,429	118.1%	$7,576	$10,822	(30.0)%

Adjusted net income

The Company defines adjusted net income as net income excluding the impact of certain items, including the consummation of the reorganization transactions in connection with the IPO, noncash intangible asset amortization and share-based compensation, or gains or losses that the Company believes do not reflect its core operating performance, which items may have a disproportionate effect in a given period, affecting comparability the Company’s results across periods. The Company calculates the tax impact only on adjustments that would be included in calculating the Company’s income tax expense using the effective tax rate at the end of each period. The Company uses adjusted net income as an internal performance measure in the management of its operations because the Company believes it gives its management and other users of its financial information useful insight into the Company’s results of operations and underlying business performance by eliminating the effects of these items. Adjusted net income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define adjusted net income differently.

	Three Months Ended September 30,		Percentage
(in thousands, except percentages)	2020	2019	Change
Net income	$69,337	$5,786	1,098.4%
Intangible asset amortization	1,120	11	10,081.8%
Noncash stock-based compensation	307	—	100.0%
Expenses associated with Altaris management fee, including cash bonuses paid to unitholders	—	441	(100.0)%
Expenses associated with IPO and other one-time legal and consulting expenses	645	387	66.7%
Expenses related to debt issuance costs, including OID amortization	—	25	(100.0)%
FMV adjustment of remaining investment in subsidiary	(69,846)	—	100.0%
IPO bonuses and contract buyout fee	11,054	—	100.0%

Total adjustments	(56,720)	864	(6,664.8)%
Tax impact of adjustments	(2,140)	(176)	1,115.9%

Adjusted net income	$10,477	$6,474	61.8%

	Nine Months Ended September 30,		Percentage
(in thousands, except percentages)	2020	2019	Change
Net income	$82,663	$20,628	300.7%
Intangible asset amortization	1,154	35	3,197.1%
Noncash stock-based compensation	307	—	100.0%
Expenses associated with Altaris management fee, including cash bonuses paid to unitholders	883	1,324	(33.3)%
Expenses associated with IPO and other one-time legal and consulting expenses	1,845	829	122.6%
Expenses related to debt issuance costs, including OID amortization	135	75	80.0%
FMV adjustment of remaining investment in subsidiary	(71,846)	—	100.0%
Net loss (gain) on purchase & disposal of subsidiaries	(3,115)	(634)	391.3%
IPO bonuses and contract buyout fee	11,054	—	100.0%

Total adjustments	(59,583)	1,629	(3,757.6)%
Tax impact of adjustments	(1,480)	(460)	221.7%

Adjusted net income	$21,600	$21,797	(0.9)%

Adjusted return on equity

The Company defines adjusted return on equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending shareholders’ equity during the period. The Company uses adjusted return on equity as an internal performance measure in the management of its operations because the Company believes it gives management and other users of the Company’s financial information useful insight into the Company’s results of operations and underlying business performance by adjusting for items that the Company believes do not reflect its core operating performance and that may diminish comparability across periods. Adjusted return on equity should not be viewed as a substitute for return on equity calculated in accordance with GAAP, and other companies may define adjusted return on equity differently.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2020	2019	2020	2019
Adjusted return on equity calculation:
Numerator: adjusted net income	$10,477	$6,474	$21,600	$21,797
Denominator: average shareholders’ equity	270,519	128,299	271,684	117,688

Adjusted return on equity	15.5%	20.2%	10.6%	24.7%

Return on equity	102.5%	18.0%	40.6%	23.4%

Return on tangible equity and adjusted return on tangible equity

The Company defines tangible shareholders’ equity as shareholders’ equity less goodwill and other intangible assets. The Company defines return on tangible equity as net income expressed on an annualized basis as a percentage of average beginning and ending tangible shareholders’ equity during the period. The Company defines adjusted return on tangible equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending tangible shareholders’ equity during the period. The Company regularly evaluates acquisition opportunities and have historically made acquisitions that affect shareholders’ equity. The Company uses return on tangible equity and adjusted return on tangible equity as internal performance measures in the management of the Company’s operations because the Company believes they give management and other users of its financial information useful insight into the Company’s results of operations and underlying business performance by adjusting for the effects of acquisitions on the Company’s shareholders’ equity and, in the case of adjusted return on tangible equity, by adjusting for items that the Company believes do not reflect its core operating performance and that may diminish comparability across periods. Return on tangible equity and adjusted return on tangible equity should not be viewed as substitutes for return on equity calculated in accordance with GAAP, and other companies may define return on tangible equity and adjusted return on tangible equity differently.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2020	2019	2020	2019
Return on tangible equity calculation:
Numerator: net income	$69,337	$5,786	$82,663	$20,628
Denominator:
Average shareholders’ equity	270,519	128,299	271,684	117,688
Less: Average goodwill and other intangible assets	108,476	2,982	107,994	2,993

Average tangible shareholders’ equity	162,043	125,317	163,690	114,695

Return on tangible equity	171.2%	18.5%	67.3%	24.0%

Return on equity	102.5%	18.0%	40.6%	23.4%

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2020	2019	2020	2019
Adjusted return on tangible equity calculation:
Numerator: adjusted net income	$10,477	$6,474	$21,600	$21,797
Denominator: average tangible shareholders’ equity	162,043	125,317	163,690	114,695

Adjusted return on tangible equity	25.9%	20.7%	17.6%	25.3%

Return on equity	102.5%	18.0%	40.6%	23.4%